Company Contact:	Investor Contacts:
Fortress International Group, Inc.	Fortress International Group, Inc.
Timothy C. Dec, Chief Financial Officer	Harvey L. Weiss
Phone: (410) 423-7300	Vice Chairman
Phone: (410) 423-7425
hweiss@thefigi.com

The Piacente Group, Inc.
Brandi Floberg / Lee Roth
Phone: (212) 481-2050
figi@tpg-ir.com

FORTRESS INTERNATIONAL GROUP, INC. REPORTS
FIRST QUARTER 2011 FINANCIAL RESULTS

Company Achieves Net Income of $1.0 Million and Adjusted EBITDA of $1.3 Million on $9.6 Million in Revenue

COLUMBIA, MD, May 11, 2011 -- Fortress International Group, Inc. (Other OTC: FIGI.PK), a provider of consulting and engineering, construction management and 24/7/365 site services for mission-critical facilities, today announced financial results for the first quarter ended March 31, 2011.

First Quarter 2011 Financial Highlights:

•	Revenue of $9.6 million, compared with $17.1 million in the first quarter of 2010

•	Gross profit of $4.1 million, an increase of 64% over $2.5 million in the first quarter of 2010

•	Net income of $1.0 million, or $0.08 and $0.07 per basic and diluted share, respectively, compared with a net loss of $(0.3) million or $(0.02) per basic and diluted share in the first quarter of 2010

•	Adjusted EBITDA of $1.3 million, compared with breakeven adjusted EBITDA in the first quarter of 2010

•	Backlog of $27.7 million at March 31, 2011

•	Cash and cash equivalents totaling $7.0 million as of March 31, 2011

•	Working capital of $6.6 million as of March 31, 2011

Commenting on the results, Chief Executive Officer Thomas P. Rosato stated, “Our first quarter results reflect the Company’s emphasis on sustainable profitability through the pursuit of high-quality business, evidenced by our 64% increase in gross profit, despite a year-over-year decline in revenue. We manage the business to grow gross margin, while maintaining a tight hold on SG&A expenses to maximize profitability. This quarter’s results reaffirm our belief that revenue growth is not the lone measure of success in our business. We operate our business on gross profit to be recognized from our backlog, for which we can reasonably predict the timing of recognition and effectively manage costs to maintain profitability.

“Our first quarter facilities management bookings were particularly strong as we continued to build upon our base of recurring revenue service contracts for customers. The growth of our facilities management business remains a top priority for our team, given the higher margins, predictability and visibility associated with these contracts.

“We are continuing to aggressively market our industry-leading, value added services for the mission-critical market, and are keenly focused on building our brand, both domestically and internationally to drive the continued growth of our business.

“Our construction management business slowed during the first quarter, resulting in lower backlog at the end of the quarter. However, our pipeline includes some significant new construction management projects for which we have letters of intent to begin the engineering, while we negotiate the final pricing and terms of the construction related to these projects. These include funded projects with two existing customers, and other projects currently seeking financing. We are confident that the combination of our existing backlog, the expected profitability of that backlog, our projected revenue and gross profit mix for the next three quarters, and signing of additional pipeline projects will contribute to continued positive adjusted EBITDA for the balance of the year.”

Chief Financial Officer Timothy C. Dec added, “Our financial performance in the first quarter reflects the success of our efforts to maximize profitability, as our net income in the first quarter was higher than all of 2010.We achieved this through a concerted effort to re-align our revenue mix to place a greater emphasis on higher-margin business and will look to continue carrying out this strategy as we move forward. We have continued to improve the strength of our balance sheet by de-leveraging the company and increasing working capital. In addition, as Tom stated, we have a number of sizeable pipeline opportunities that we are confident will close in the weeks and months ahead, and we are excited about Fortress’ prospects for the remainder of 2011.”

Quarterly Conference Call Details

The Company will conduct its regularly scheduled financial announcement conference call on Wednesday, May 11, 2011, at 9:00 a.m. EDT. Investors may listen to the conference call via telephone at: 877-941-2069 (U.S./Canada) or 480-629-9713 (international) or via live audio web cast on the investor relations section of the Company's website at www.thefigi.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until Wednesday, May 25, 2011. The audio replay can be accessed by dialing 800-406-7325 (U.S./Canada) or 303-590-3030 (international) and entering conference call ID 4434343, or via an archived webcast available on the investor relations section of the Company's website at www.thefigi.com.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, lease exit costs, and provision for bad debts.  We present adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use adjusted EBITDA from continuing operations as a factor in evaluating the performance of certain management personnel when determining incentive compensation. The adjusted EBITDA presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP financial measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.thefigi.com or call 888-321-4877.

Fortress International Group, Inc. -- setting a new standard for the optimized critical facility.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risk relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our business plan; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2010. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

Fortress International Group, Inc. Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31,	December 31,
	2011	2010
Assets
Current Assets
Cash and cash equivalents	$6,962,766	$10,980,420
Contract and other receivables, net	7,653,645	10,134,475
Costs and estimated earnings in excess of billings on uncompleted contracts	1,605,689	1,079,813
Prepaid expenses and other current assets	639,901	555,375
Total current assets	16,862,001	22,750,083
Property and equipment, net	335,602	375,926
Goodwill	3,811,127	3,811,127
Other intangible assets, net	60,000	60,000
Other assets	38,677	40,210
Total assets	$21,107,407	$27,037,346
Liabilities and Stockholders’ Equity
Current Liabilities
Notes payable, current portion	$120,572	$200,572
Accounts payable and accrued expenses	5,956,126	9,370,446
Billings in excess of costs and estimated earnings
on uncompleted contracts	4,230,691	7,892,460
Total current liabilities	10,307,389	17,463,478
Notes payable, less current portion	-	-
Convertible notes, less current portion	2,832,301	2,750,000
Other liabilities	122,128	137,218
Total liabilities	13,261,818	20,350,696
Commitments and Contingencies	-	-
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock- $.0001 par value, 100,000,000 shares authorized; 13,922,876 and 13,857,127 issued; 13,429,807 and 13,384,860 outstanding at March 31, 2011 and December 31, 2010, respectively	1,386	1,386
Additional paid-in capital	65,414,455	65,247,545
Treasury stock 493,069 and 472,267 shares at cost at March 31, 2011 and December 31, 2010, respectively	(1,114,706)	(1,084,809)
Accumulated deficit	(56,455,546)	(57,477,472)
Total stockholders' equity	7,845,589	6,686,650
Total liabilities and stockholders’ equity	$21,107,407	$27,037,346

Fortress International Group, Inc. Condensed Consolidated Statements of Operations

	(Unaudited)
	For the Three Months Ended
	March 31, 2011	March 31, 2010
Results of Operations:
Revenue	$9,614,930	$17,115,493
Cost of revenue	5,478,859	14,650,971
Gross profit	4,136,071	2,464,522
Operating expenses:
Selling, general and administrative	3,034,612	2,620,405
Depreciation and amortization	62,699	95,479
Total operating costs	3,097,311	2,715,884
Operating income (loss)	1,038,760	(251,362)
Interest income (expense), net	(16,834)	(38,789)
Income (loss) before income taxes	1,021,926	(290,151)
Income tax expense	-	-
Net income (loss)	$1,021,926	$(290,151)
Basic Earnings (Loss) per Share:
Earnings (loss) per common share	$0.08	$(0.02)
Weighted average common shares outstanding	13,399,683	13,038,719
Diluted Earnings (Loss) per Share:
Earnings (loss) per common share	$0.07	$(0.02)
Weighted average common shares outstanding	14,379,035	13,038,719

Fortress International Group, Inc. Adjusted EBITDA Reconciliation

	(Unaudited) For the Three Months Ended
	March 31, 2011	March 31, 2010
Net income (loss)	$1,021,926	$(290,151)
Interest (income) expense, net	16,834	38,789
Income tax expense (benefit)	-	-
Depreciation and amortization	62,699	95,479
EBITDA	$1,101,459	$(155,883)
Stock based compensation	166,910	155,858
Lease exit costs	-	19,888
Provision for bad debts	30,000	-
Adjusted EBITDA	$1,298,369	$19,863